EXHIBIT 3.7 - Audit Committee Charter


AUDIT COMMITTEE CHARTER

CORPORATE ROLE

The role of the Audit Committee of the Board of Directors (the "Committee") is to: (i) oversee the quality and integrity of the Company's accounting and financial reporting process, the adequacy of its internal controls and the audits of its financial statements, and (ii) carry out such other duties as directed by the Board. The Committee will evaluate the independence, qualifications and performance of the Company's independent auditor.

MEMBERSHIP

The membership of the Committee shall consist of at least three directors. Each member must be independent as defined under Rule 4200(a)(15) of the Marketplace Rules for The NASDAQ Stock Market, Inc.
("Nasdaq") and meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each member will be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment. Committee members must be able to read and understand financial statements at the time of their appointment. At least one member of the Committee shall be "financially sophisticated" as defined by Nasdaq. No member of the Committee may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to such member's appointment to the Committee. At least one member of the Committeeshall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, or who otherwise qualifies as an "audit committee financial expert" under Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act. No member of the Committee may accept any consulting, advisory or other compensatory fee from the Company other than for board or Committee service. No member of the Committee may be an affiliated person of the Company as defined by NASDAQ. Committee members will not serve simultaneously on the audit committees of more than two other public companies. The Board may appoint and replace the Committee members and chair and will determine annually whether the Committee members meet the independence requirements under the rules and regulations of the Securitiesand Exchange Commission (the "Commission) and Nasdaq's listing standards.

As the company is a new registrant, the Audit Committee will initially have one (1) fully independent member. Within ninety (90) days of the effective date of the registration statement, the Audit Committee will have a majority of fully independent committee members. Within one (1) year of the effective date of the registration statement, all members of the audit committee will be fully independent

MEETINGS

The Committee shall meet at least once each quarter and report its actions to the Board and hold such special meetings as may be called by the chairman of the Committee or at the request of the independent auditor. The Committee shall meet periodically in separate executive sessions with management, the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate. The Committee may ask members of management or others to attend the meetings or to meet with any members of, or advisors to, the Committee. The Committee will be governed by the same rules regarding board meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements that are applicable to the Board. The Committee shall have the authority to delegate certain of its functions to the Committee chair.

COMMUNICATIONS/REPORTING

The Committee is expected to maintain free and open communication with the Company's independent registered public accounting firm (the "independent auditor") and management. This communication will include periodic separate sessions with the independent auditor.

AUTHORITY AND RESPONSIBILITIES

- Authority to Engage and Oversee Auditors and Advisors

The Committee shall have the sole authority to select, evaluate and where appropriate, replace the independent auditor and shall have responsibility to ensure the independence of the independent auditor.

The Committee shall be directly responsible for negotiating the compensation, and overseeing the work of the independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

The Committee shall approve all auditing services, audit-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor, subject to any exceptions for non-audit services permitted under applicable rules of the Commission, prior to the performance of such services. The Committee may establish pre-approval policies and procedures delegating pre-approval authority for permitted non-audit services to its chair, subject to the rules of the Commission.

The Committee shall meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit, including any partner rotation required by law. The Committee shall also review with the independent auditor, their written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1 and shall recommend any actions necessary to ensure objectivity and independence of the independent auditor.

The Committee shall have the authority to investigate any matter brought to its attention and, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors to assist the Committee in performing its functions. The Company shall provide for appropriate funding, as determined by the Committee, for payment of: (1) compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other services for the Company; (2) compensation to any advisors employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties.

The Committee shall make regular reports to the Board. The Committee shall review the powers and duties of the Committee, review and reassess the adequacy of this Charter annually and recommend any proposed changes to the powers and duties of the Committee or the Charter to the Board for approval.

The Committee shall maintain the independence, education and experience requirements of the Commission's rules and regulations and Nasdaq's listing standards.

- Financial Statement and Other Disclosure Matters

The Committee shall review and discuss with management and the independent auditor the: (i) annual audited financial statements and the independent auditors report thereon; (ii) disclosures made in management's discussion and analysis; (iii) significant adjustments recorded, waived or passed; (iv) any significant changes required in the independent auditor's audit plan; (v) any significant difficulties or disputes encountered during the audit; (vi) disclosure of critical accounting policies for inclusion in the Form 10-K; and (vii) recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K (the "Form 10-K") filed with the Commission.

The Committee shall discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing with the Commission of the Company's Quarterly Reports and Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements and significant adjustments recorded, waived or passed.

Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done corporately (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

The Committee shall discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls over financial reporting and any steps adopted in light of material weaknesses or deficiencies with the Company's internal controls.

The Committee shall review and discuss at least annually reports from the independent auditor on:

   All critical accounting policies and practices to be used;

   All alternative disclosures and treatments of financial information within corporately accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and

   Other material written communications between the independent auditor and management, such as management letters and the Company's responses to such letters and schedules of unadjusted differences.

The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting standards or rules on the Company's financial statements including any off-balance sheet arrangements.

The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS
61") relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

The Committee shall discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

The Committee shall approve the report required by the rules of the Commission to be included in the Company's proxy statement for the annual meeting of shareholders (the "Proxy Statement"). The report shall include the Committee's review of the audited financial statements and recommendation that they be filed with the Form 10-K, review of the independent auditor's independence and discussion with the independent auditor of SAS 61. The Proxy Statement shall also include disclosures about
(i) the Committee's pre-approval policy for audit and permissible non-audit services, (ii) the fees billed to the Company by the independent auditor, and
(iii) the Company's policies and procedures on the review and approval of all related person transactions by the Committee.

The Committee shall review and approve the disclosures required by the rules of the Committee to be included in the Form 10-K and Form 10-Q relating to management's establishment of adequate internal controls and management's assessment of the effectiveness of such controls.

The Committee shall review (i) management's assessment of the effectiveness of the Company's internal control structure and procedures for financial reporting; (ii) the independent auditor's attestation related to Section 404 of the Sarbanes-Oxley Act or such other independent auditor opinion or report regarding the internal control structure required by Auditing Standards No. 5; (iii) any steps taken in light of material control deficiencies; and (iv) any internal control recommendations made by the independent auditors and/or the internal auditor;

The Committee shall review disclosures made to the Committee by the Company's chief executive officer and chief financial officer during their certification process for the periodic reports filed with the Commission about any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any material weaknesses in internal controls and any fraud involving management or other employees who have a significant role in the Company's internal control function.

The Committee shall review and approve all related party transactions.

The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company's financial statements or accounting policies.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

Review and evaluate the lead audit partner of the independent auditor.

Ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

Obtain and review a report from the independent auditor at least annually regarding (i) the independent auditor's internal quality-control procedures,
(ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (iii) any steps taken to deal with any such issues.
Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

OVERSIGHT OF THE COMPANY'S INTERNAL CONTROL FUNCTION

Review the appointment and replacement of the management personnel responsible for implementing and maintaining the Company's internal controls.

The Committee shall review with the independent auditor and management the internal and disclosure control functions required to comply with the rules of the Commission including the responsibilities, budget, qualifications and staffing and any recommended changes in the planned scope of the personnel responsible for implementing and maintaining the Company's internal controls.

The Committee shall review the significant reports to management and the Audit Committee prepared by Company personnel responsible for implementing and maintaining internal controls over financial reporting and disclosure controls as well as management and independent auditor reports relating to such controls and reports.

ADDITIONAL COMPLIANCE RESPONSIBILITIES

The Committee shall obtain from the independent auditor information on matters that come to the attention of the independent auditor implicating
Section 10A(b) of the Exchange Act (communication of illegal acts).

The Committee shall review the Company's Code of Ethics for financial personnel and any reports relating to waivers relating thereto.

The Committee shall adopt procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and (iii) the receipt and treatment of any evidence of a violation of the securities laws or breach of fiduciary duty brought to the Committee's attention by the Company's external securities counsel.

The Committee shall discuss with the Company's Corporate Counsel and management legal and regulatory matters that may have a material impact on the financial statements or the Company's compliance policies.

The Committee may develop guidelines and policies for the hiring of former employees of the independent auditor.

 LIMITATION OF COMMITTEE'S ROLE

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with corporately accepted accounting principles, or to assure compliance with laws and regulations or the Company's internal policies, procedures and controls. These are the responsibilities of management and the independent auditor.

Furthermore, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditor. The members of the Committee are not independent auditor and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.